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                                                                  Exhibit 10.18




                          STRATEGIC ALLIANCE AGREEMENT



                                     BETWEEN



                         WATERS TECHNOLOGIES CORPORATION



                                       and



                                VARIAGENICS, INC.







June 21, 2000




Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.








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                          STRATEGIC ALLIANCE AGREEMENT



     This STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is entered into as of June 21, 2000, by and between Waters Technologies Corporation, a Delaware corporation, having an address of 34 Maple Street, Milford, Massachusetts 01757 ("WATERS") and Variagenics, Inc., a Delaware corporation, having an address of 60 Hampshire Street, Cambridge, Massachusetts 02139-1548 ("VARIAGENICS").

     WHEREAS, VARIAGENICS is the owner and/or licensee of technology related to, and has expertise in the development and use of, reagents for use in the detection of genetic variances, including single nucleotide polymorphisms; and

     WHEREAS, WATERS is the owner and/or licensee of technology related to, and has expertise in, the development, manufacture and use of analysis and purification devices and has expertise in the manufacturing and marketing of reagent kits; and

     WHEREAS, the parties desire to enter into a strategic alliance (the "Strategic Alliance") for the purposes of combining their technologies to develop, manufacture and market certain products designed for use in the Pharmaceutical Development Field (as defined herein).

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                 1. DEFINITIONS

     Whenever used in this Agreement with an initial capital letter, the terms defined in this Annex 1 shall have the meanings specified.

     1.1 "Affiliate" means any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

     1.2 "Alliance Program" means the collaborative commercial development program to be conducted by VARIAGENICS and WATERS pursuant to this Agreement and the Marketing Plan.

     1.3 "Alliance Steering Committee" or "ASC" means the committee of VARIAGENICS and WATERS representatives established pursuant to Section 3 hereof to administer the affairs of the Strategic Alliance.

     1.4 "Confidential Information" means all tangible embodiments of Technology and all information (including but not limited to information about any element of Technology) which is disclosed by one party to the other hereunder except to the extent that such information (i) as of the date of disclosure is demonstrably known to the party receiving such disclosure or its


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure to such party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the party receiving such disclosure; or (iii) as of the date of disclosure or thereafter is obtained from a third party free from any obligation of confidentiality to the disclosing party; (iv) is created or developed by a receiving party, without use of the Confidential Information of the disclosing party by persons who did not have access to the disclosing party's Confidential Information.

     1.5 "Consultative Decision" means a decision on a Strategic Alliance matter which shall be made by the Alliance Steering Committee after appropriate consultations and discussions by the Alliance Steering Committee or, if the Alliance Steering Committee shall be unable to reach a decision concerning the subject matter, by VARIAGENICS if the decision is identified as an VARIAGENICS Consultative Decision hereunder or by WATERS if the decision is identified as a WATERS Consultative Decision hereunder.

     1.6 "Effective Date" means the date first written above.

     1.7 "Field" means the detection of genomic variances in human, agricultural and animal health research and development and does not include single nucleotide polymorphism discovery, commercial genotyping or haplotyping of plants, or clinical diagnostics, including genotyping or haplotyping of human or animal patients to determine (i) whether to administer a particular drug to a particular patient, (ii) which drug to



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

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administer to a particular patient, (iii) disease predisposition, or (iv) the presence of disease.

     1.8 "Joint Decision" means a decision with respect to a Strategic Alliance matter which shall be made by the Alliance Steering Committee after appropriate consultations and discussions concerning the same by the representatives of VARIAGENICS and WATERS to the ASC. Joint Decisions shall include any decisions expressly identified as such hereunder and any other decisions specifically reserved to the Alliance Steering Committee hereunder.

     1.9 "Joint Patent Rights" means Patent Rights with respect to Joint Technology.

     1.10 "Joint Technology" has the meaning set forth in Section 11.2.3.

     1.11 "Licensed Product" means any NuCleave-TM- Kit, the development, manufacture, use, or sale of which, (i) absent the licenses granted under this Agreement, would infringe an issued patent which is part of the VARIAGENICS Patent Rights, (ii) is within the claim of a pending application which is part of the VARIAGENICS Patent Rights, or (iii) utilizes VARIAGENICS Technology, and that is designated as a Licensed Product by the ASC pursuant to Section 4.3.2. "Licensed Product" does not include any non-consumable instrumentation and accessories sold or distributed in conjunction with the Licensed Products.

     1.12 "Marketing Plan" has the meaning set forth in Section 9.1.

     1.13 "Net Sales" means the gross invoiced sales price of any Licensed Product charged by WATERS or its Affiliates or licensees


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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for the sale of a Licensed Product in arm's length sales to third parties, less the following amounts incurred by WATERS or its Affiliates or licensees with respect to such sale of the Licensed Product to the extent separately included in the invoice for the Licensed Product as part of the gross invoiced sales price:

          (a) trade, cash and quantity discounts or rebates actually allowed or taken;

          (b) credits or allowances given or made for rejection of or return of, and for uncollectible amounts on, previously sold Licensed Products or for retroactive price reductions;

          (c) charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Product;

          (d) sales, transfer and other excise taxes levied on the sale or delivery or performance of a Licensed Product (including any tax such as a value added or similar tax or government charge) borne by the seller thereof, other than franchise or income tax of any kind whatsoever.

     Net Sales of Licensed Products shall not include revenues from sales or transfers between Waters and its Affiliates or licensees, unless the Licensed Product is consumed by the Affiliate or licensee.

     1.13A "Next Generation NuCleave Technology" means Technology relating to
[         ]

     1.14 "NuCleave-TM- Kit" means a package containing one or more WATERS Proprietary De-salting Plates and a supply of NuCleave-TM-

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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Reagents designed for use on a NuCleave-TM-System to perform genotyping or haplotyping assays in the Pharmaceutical Development Field.

     1.15 "NuCleave-TM- Reagents" means those reagents listed on Schedule
1.15.

     1.16 "NuCleave-TM- System" means a mass spectrometer, robotics platform and accompanying software supplied by VARIAGENICS designed for use to perform genotyping or haplotyping assays in the Pharmaceutical Development Field. It is anticipated by both parties that WATERS will become an authorized supplier and seller of the mass spectrometer component of NuCleave-TM-Systems
[         ].

     1.17 "NuCleave-TM- Technology" means all Technology relating to NuCleave-TM- Systems, NuCleave-TM- Reagents or the manufacture or use thereof. For the avoidance of doubt, NuCleave-TM- Technology does not include Next Generation NuCleave-TM- Technology.

     1.18 THIS SECTION INTENTIONALLY LEFT BLANK.

     1.19 "Patent Rights" means the rights and interests in and to issued patents and pending patent applications (which for purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof and all supplementary protection certificates,


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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whether owned or licensed in by a party with the right to sublicense.
"VARIAGENICS Patent Rights" means Patent Rights with respect to VARIAGENICS Technology including, without limitation, those Patent Rights listed on Schedule 1.19A. "WATERS Patent Rights" means Patent Rights with respect to WATERS Technology, including, without limitation, those Patent Rights listed on
Schedule 1.19B.

     1.20 "Pharmaceutical Development Field" means detection of genomic variations in human clinical trials of pharmaceutical products pursuant to an Investigational New Drug Application filed with the U.S.F.D.A. or its equivalent in another jurisdiction, and does not include single nucleotide polymorphism discovery, commercial genotyping or haplotyping of plants, or clinical diagnostics, including genotyping or haplotyping of human or animal patients to determine (i) whether to administer a particular drug to a particular patient,
(ii) which drug to administer to a particular patient, (iii) disease predisposition, or (iv) the presence of disease.

     1.21 "Strategic Alliance" means the association of VARIAGENICS and WATERS established pursuant to Article 2 of this Agreement for the purposes set forth therein.

     1.22 "Technology" means and includes all inventions, discoveries, trade secrets know-how, data, and proprietary methods and materials, whether or not patentable, including but not limited to, samples of, methods of production or use of, and structural and functional information pertaining to NuCleave-TM- Reagents and WATERS Proprietary De-salting Plates. "Technology" of a party includes Technology owned by a party or licensed to that party with a right to grant sublicenses.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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     1.23 "Term" means the term of this Agreement as set forth in Section 13.1 hereof.

     1.24 "Territory" means the world.

     1.24A "VALID CLAIM" shall mean (i) a claim of any issued, unexpired patent which is contained within Patent Rights and which has not been held invalid, unpatentable or unenforceable by a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents; or (ii) a claim in any pending patent application.

     1.25 "VARIAGENICS Background Technology" means Technology of VARIAGENICS that exists as of the Effective Date and that is useful in developing, manufacturing, and utilizing NuCleave-TM- Reagents for use in NuCleave-TM-Kits in the Pharmaceutical Development Field.

     1.26 "VARIAGENICS Consultative Decision" means a Consultative Decision which shall be made by VARIAGENICS, subject to the terms hereof, if, after appropriate consultations and discussions by the Alliance Steering Committee, the Alliance Steering Committee shall be unable to reach a decision concerning the subject matter thereof. All Consultative Decisions which are VARIAGENICS Consultative Decisions are specifically identified as such hereunder.

     1.27 "VARIAGENICS Decision" means a decision with respect to a Strategic Alliance matter which VARIAGENICS shall make in its sole discretion, subject to the terms hereof, without the necessity of prior consultations or discussions by the Alliance Steering Committee or between the parties. All decisions which


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

are VARIAGENICS Decisions are specifically identified as such hereunder.

     1.28 "VARIAGENICS Program Technology" has the meaning set forth in Section
11.2.1 hereof.

     1.29 "VARIAGENICS Technology" means VARIAGENICS Background Technology and VARIAGENICS Program Technology. For the avoidance of doubt, VARIAGENICS
Technology does not include Technology relating to [         ] or Technology
relating [         ].

     1.30 "WATERS Background Technology" means Technology of WATERS that exists as of the Effective Date and that is useful in developing, manufacturing and utilizing WATERS Proprietary De-salting Plates for use in NuCleave-TM- Kits in the Field.

     1.31 "WATERS Consultative Decision" means a Consultative Decision which shall be made by WATERS, subject to the terms hereof, if, after appropriate consultations and discussions by the Alliance Steering Committee, the Alliance Steering Committee shall be unable to reach a decision concerning the subject matter thereof. All Consultative Decisions which are WATERS Consultative Decisions are specifically identified as such hereunder.

     1.32 "WATERS Decision" means a decision with respect to a Strategic Alliance matter which WATERS shall make in its sole discretion, subject to the terms hereof, without the necessity of prior consultations or discussions by the Alliance Steering Committee or between the parties. All decisions which are WATERS Decisions are specifically identified as such hereunder.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     1.33 "WATERS Program Technology" has the meaning set forth in Section
11.2.2 hereof.

     1.33A "WATERS Proprietary De-salting Plate" means WATERS' proprietary 384 well plate for use in genotyping or haplotyping assays in the Field meeting the specifications set forth in Schedule 1.33A.

     1.34 "WATERS Technology" means WATERS Background Technology and WATERS Program Technology.

               2. FORMATION OF THE ALLIANCE

     2.1 FORMATION. The parties hereto hereby agree to associate themselves for the purpose of jointly developing, manufacturing, marketing, promoting, distributing and selling Licensed Products for use in the Field in the Territory. The Strategic Alliance shall be conducted, operated and administered solely in accordance with the terms of this Agreement, and no separate or jointly owned corporate or other entity or entities shall be established for the purpose of conducting or administering the joint efforts and endeavors of the parties hereunder.

     2.2 RELATIONSHIP OF PARTIES.

         2.2.1 PURPOSES AND SCOPE. The Strategic Alliance is limited solely to the Field in the Territory and to the activities, rights and obligations as set forth in this Agreement. Nothing in this Agreement shall be construed (i) to create or imply a general partnership, limited partnership or other legal entity between the parties, (ii) to make either party the agent of the other for any purpose, (iii) to alter, amend, supersede or vitiate any other arrangements between the parties



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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with respect to any subject matters not covered hereunder, (iv) to give either party the right to bind the other, (v) to create any duties or obligations between the parties except as expressly set forth herein, or (vi) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

         2.2.2 ETHICAL CONDUCT. In carrying out its responsibilities under this Agreement, each party agrees that, in all material respects, its activities will be conducted in compliance with all applicable laws, rules and regulations in jurisdictions in which the activities are conducted.

         2.2.3 USE OF THIRD PARTIES. Either party may utilize third parties for the manufacture of any materials to be supplied by such party hereunder, subject to the prior approval of the Alliance Steering Committee. Without limiting the generality of the foregoing, WATERS will comply with all U.S. laws and regulations controlling the export of commodities and technical data.

     2.3 RESEARCH LICENSES. Unless prohibited by obligations to third parties, VARIAGENICS and/or WATERS, as the case may be, shall grant to each other such royalty-free licenses or sublicenses in the Field to Patent Rights or Technology owned or controlled by such party or its Affiliates, if any, as the Alliance Steering Committee shall deem reasonably necessary in order to conduct the internal research and development activities as contemplated by contemplated by the Development Plan (defined below).

     2.4 ADMINISTRATION; DEVELOPMENT PLAN. The Alliance Program and operations of the Strategic Alliance shall be administered by the Alliance Steering Committee in accordance with the provisions


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

of Article 3 hereof. Within sixty (60) days following the Effective Date, the parties will adopt a development plan for the Alliance Program (the "Development Plan") that includes a detailed description of the steps to be taken by the parties to complete the development and deployment of the Licensed Products including the responsibilities of each party, a schedule for completing the development program and the budget for such development program. Each party will use commercially reasonable efforts to implement the Development Plan in accordance with the terms of this Agreement.

     2.5 MUTUAL SUPPORT. Each party shall, upon reasonable request by the other party, meet with existing or prospective investors, underwriters or investment bankers of the other party to discuss the Alliance.

                         3. ALLIANCE STEERING COMMITTEE

     3.1. DECISION MAKING. Subject to any express provisions of this Agreement designating decisions as Consultative Decisions, VARIAGENICS Decisions or WATERS Decisions, or otherwise specifically reserving to either VARIAGENICS or WATERS, as the case may be, the right to make unilateral decisions as provided herein, the general affairs and activities of the Strategic Alliance and the research, development, supply, licensing and marketing activities of the Strategic Alliance described herein shall be administered, managed and coordinated by a committee (the "Alliance Steering Committee") consisting of an equal number (which number shall be two (2) unless the parties otherwise agree) of representatives designated by each of VARIAGENICS and WATERS.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     3.2 ALLIANCE STEERING COMMITTEE DESIGNEES. Each party shall designate one of its representatives on the Alliance Steering Committee as its "Co-Chair". Each party shall have the right at any time to substitute individuals, reasonably acceptable to the other party, on a permanent or temporary basis, for any of its previously designated representatives to the Alliance Steering Committee, including its Co-Chair, by giving written notice thereof to the other party.

     Initial designees of the parties to the Alliance Steering Committee shall be as follows:

     For VARIAGENICS:                      Anne L. Bailey, Ph.D., Co-Chair

                                           Edward E. Koval

     For WATERS:                           Devette W. Russo, Co-Chair

                                           Ian S. King

     3.3 ALLIANCE STEERING COMMITTEE MEETINGS.

         3.3.1 SCHEDULE OF MEETINGS. The Alliance Steering Committee shall establish a schedule of times for meetings, taking into account, without limitation, the planning needs of the Alliance Program herein described and the need of the Alliance Steering Committee to consult and/or render decisions required of it hereunder. The Alliance Steering Committee is expected to meet at least semi-annually and will do so at the request of either party. Meetings may also be convened upon the determination of the Co-Chairs, or either of them, by written notice thereof to the members of the Alliance Steering Committee, that a meeting of the Alliance Steering Committee is required to discuss and/or resolve any matter or matters with respect to the Strategic Alliance. Meetings shall alternate between Cambridge,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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Massachusetts and Milford, Massachusetts or another mutually agreed upon location; provided, however, that the parties may mutually agree to meet by teleconference or video conference or by e-mail. An e-mail meeting shall be deemed to have occurred provided that each member of the Alliance Steering Committee indicates via e-mail its vote on each matter to the Co-Chairs. Representatives of each party or of its Affiliates, in addition to the members of the Alliance Steering Committee, may attend Alliance Steering Committee meetings as non-voting observers at the invitation of either party with the approval of the other party, which shall not be unreasonably withheld.

         3.3.2 QUORUM; VOTING; DECISIONS. At each Alliance Steering Committee meeting, at least two members designated by each party shall constitute a quorum. Each Alliance Steering Committee member shall have one vote on all matters before the Alliance Steering Committee, provided that, if a quorum is present, the member or members of each party present at an Alliance Steering Committee meeting shall have the authority to cast the votes of any of such party's members on the Alliance Steering Committee who are absent from the meeting. Provided a quorum is present, all decisions of the Alliance Steering Committee shall be made by majority vote of all of the members. Whenever any action by the Alliance Steering Committee is called for hereunder during a time period in which the Alliance Steering Committee is not scheduled to meet, the Co-Chairs shall cause the Alliance Steering Committee to take the action in the requested time period by calling a special meeting or by action without a formal meeting by written memorandum signed by the members of the Alliance Steering Committee. In the event that the Alliance


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

Steering Committee is unable to resolve any matter before it, such matter shall be resolved as set forth in Section 3.7 hereof.

         3.3.3 MINUTES. The Alliance Steering Committee shall keep accurate minutes of its deliberations that record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to the Co-Chairs of the Alliance Steering Committee within a reasonable time not to exceed five
(5) days after the meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. The Co-Chairs will designate the responsibility in the case of videoconference, teleconference, or e-mail meetings. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form within a reasonable time not to exceed fifteen (15) days after the meeting only with their approval and agreement as evidenced by their signatures on the minutes.

         3.3.4 EXPENSES. VARIAGENICS and WATERS shall each bear all expenses of their respective Alliance Steering Committee members related to their participation on the Alliance Steering Committee and attendance at Alliance Steering Committee meetings.

     3.4 PLANNING RESPONSIBILITIES. The Alliance Steering Committee shall plan, administer and monitor the Alliance Program. In particular, the Alliance Steering Committee shall review and approve the Development Plan and the Marketing Plan, review and monitor the progress of the Development Plan and the Marketing Plan and recommend necessary adjustments as the plans are carried out. In planning and monitoring the Alliance Program and the Development Plan and Marketing Plan, the Alliance Steering Committee shall allocate tasks and responsibilities


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

taking into account each party's respective specific research, development, manufacturing and marketing capabilities and expertise in order to avoid duplication and to enhance synergies.

     3.5 DECISION MAKING RESPONSIBILITIES. The Alliance Steering Committee shall be solely responsible for making all decisions specified as "Joint Decisions" hereunder and all decisions specifically reserved to it hereunder. All decisions by the Alliance Steering Committee are binding upon the parties. It is understood and agreed, however, that decisions requiring the expenditure of funds by either party shall be subject to approval by that party in accordance with its established procedures for approving expenditures of similar magnitude. Following approval of an expenditure decision by the Alliance Steering Committee, the Alliance Steering Committee shall notify the party of such recommendation and seek a prompt decision regarding same from the parties.

     3.6 INTERESTS OF THE PARTIES. THIS SECTION INTENTIONALLY OMITTED.

     3.7 DISPUTE RESOLUTION. In the event that the Alliance Steering Committee shall not be able to reach a decision or take an action on any matter which is reserved to the Alliance Steering Committee hereunder, then:

         (i) as to Joint Decisions or any other decisions specifically reserved to the Alliance Steering Committee hereunder, the matter in question shall first be referred for resolution to the chief executive officer of VARIAGENICS and the chief executive officer of WATERS (or a designated senior officer of WATERS), and in the event that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

              said officers shall be unable to resolve such matter after reasonable efforts to do so and after the passage of a reasonable period of time under the relevant circumstances, but in no event more than thirty (30) days, such matter shall be resolved in accordance with the procedures for resolving disputes under this Agreement as set forth in Section 16, but the failure to resolve the matter by mediation shall not result in resolution by binding arbitration.

         (ii) as to VARIAGENICS Consultative Decisions, the matter shall be resolved as directed by VARIAGENICS.

         (iii)as to WATERS Consultative Decisions, the matter shall be resolved as directed by WATERS.

         (iv) VARIAGENICS Decisions and WATERS Decisions shall not be submitted to the Alliance Steering Committee and shall not be subject to this Section 3.7.

         4. ALLIANCE PROGRAM

     4.1 OBJECTIVES OF THE ALLIANCE PROGRAM. The objective of the Alliance Program shall be to integrate the VARIAGENICS Technology, including NuCleave-TM- Reagents, with the WATERS Technology, including WATERS Proprietary De-salting Plates, to develop NuCleave-TM- Kits for manufacture and sale by WATERS hereunder. In carrying out the Alliance Program, VARIAGENICS and WATERS shall each use commercially reasonable efforts to perform such tasks as are set forth to be performed by it under the terms of this Agreement and the Marketing Plan in accordance with all

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

applicable laws, ordinances, rules, regulations, orders, licenses and other requirements now or hereafter in effect.

     4.2 PRODUCT APPROVAL BY ALLIANCE STEERING COMMITTEE. The initial Licensed Product will be a NuCleave-TM- Kit containing the NuCleave-TM- Reagents and WATERS Proprietary De-salting Plates described in
Schedule 4.2. Additional Licensed Products may be added to the Alliance Program using the following procedure: whenever a party identifies any additions, developments, enhancements, updates and other changes in a NuCleave-TM- Kit, the NuCleave-TM- Reagents or the NuCleave-TM- System, and any new designs for a NuCleave-TM- Kit, the NuCleave-TM- Reagents or any other opportunity to develop a NuCleave-TM- Kit as a new Licensed Product or family of Licensed Products (a "Proposed Alliance Project"), which in such party's reasonable judgment should be pursued, that party shall promptly present the potential project to the Alliance Steering Committee for review and consideration of the Proposed Alliance Project. Promptly following such notification, the Alliance Steering Committee shall determine whether to accept or reject the Proposed Alliance Project for the Alliance. Decisions of the ASC under this Section shall be Joint Decisions and shall not be subject to the dispute resolution procedures in Section 3.7.

4.2A GENERATION 3 NUCLEAVE TECHNOLOGY. (a) [         ].


     (b) [         ].


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.


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     (c) Notwithstanding VARIAGENICS' right to conclude an agreement with a third party for the commercialization of the Generation 3 NuCleave Technology under Section 4.2A(b), in the event that WATERS and VARIAGENICS are not able to conclude a mutually acceptable agreement for the commercialization of Generation 3 NuCleave Technology, VARIAGENICS shall not, during the period
prior to the [         ]of the achievement of the first milestone in Section
7.1, make, have made, manufacture, use, have used, sell, have sold, offer for sale, lease, import or have imported the Generation 3 NuCleave Technology for
use in the [         ] and will not directly or indirectly supply the
Generation 3 NuCleave Technology to entities who VARIAGENICS knows or has reason to believe will use the Generation 3 NuCleave Technology in the
[         ].

     4.2B GENERATION 4 NUCLEAVE-TM- TECHNOLOGY. During a period of [         ]
 from the date hereof, VARIAGENICS shall not enter into any agreement with a third party relating to commercialization (including research and development, manufacturing, marketing and distribution) of Generation 4
NuCleave-TM- Technology. During such [         ] period, the parties shall
negotiate in good faith a mutually acceptable development and license agreement for such opportunity. If WATERS concludes that it does not wish to continue such negotiations, it will promptly notify VARIAGENICS. Upon such notice, or if the parties cannot conclude a mutually acceptable agreement
within such [         ] period, and the parties are not willing to extend the
period for negotiation, then VARIAGENICS may negotiate and enter into an agreement with a third party concerning commercialization of Generation 4 NuCleave-TM- Technology without further obligation to WATERS.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     4.3 DEVELOPMENT AND COMMERCIALIZATION.

         4.3.1 APPROVED ALLIANCE PROJECTS. If the ASC decides to pursue a Proposed Alliance Project, the Parties shall agree upon their responsibilities in the conduct of the Project.

         4.3.2 SUCCESSFUL DEVELOPMENT EFFORTS. If the R&D efforts in connection with a Alliance Project are successful, the Alliance Steering Committee will decide whether to designate the resulting NuCleave-TM- Kit as a Licensed Product. Upon such designation, such NuCleave-TM- Kit shall be subject to the license set forth in Article 6.

     4.4 DUE DILIGENCE. Each party will apply commercially reasonable diligent efforts to the performance of all aspects of its obligations under the Alliance Program. Without limiting the generality of the foregoing, VARIAGENICS will apply commercially reasonable diligent efforts to make NuCleave-TM- Reagents available to the Strategic Alliance, and WATERS will apply commercially reasonable diligent efforts to make WATERS Proprietary De-salting Plates and manufacturing facilities and marketing resources available to the Alliance.

     4.5 MUTUAL OBLIGATIONS.

         4.5.1 COLLABORATIVE EFFORTS AND REPORTS. The parties agree that the successful execution of the Alliance Program will require the collaborative use of both parties' areas of expertise. The parties shall keep the Alliance Steering Committee fully informed about the status of the portions of the Alliance Program they respectively perform separately and/or jointly.



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

         4.5.2 INFORMATION EXCHANGE. Subject to any confidentiality obligations to third parties, scientists at VARIAGENICS and WATERS shall cooperate in the performance of the Alliance Program and shall exchange information and materials as necessary to carry out the Alliance Program. The parties expect that such exchange of information and materials may involve short-term on-site visits by scientists of one party to the facilities of the other to encourage close collaboration between the scientists of VARIAGENICS and WATERS. Such visits will have defined purposes and be scheduled reasonably in advance and shall be subject to the confidentiality obligations herein.

     4.6 FUNDING.

         4.6.1 TECHNOLOGY ACCESS FEE. In consideration for the prior research and development activities of VARIAGENICS and the disclosure to WATERS of all know-how associated with such prior research and development, WATERS shall
make a non-refundable payment to VARIAGENICS of [$        ] on the later of (i)
Effective Date or (ii) the date the parties receive notice that the waiting period under the HSR Act (as defined in Section 14.7), including any extensions thereof, has expired.

         4.6.2 ALLIANCE PROJECT FUNDING. Each Party shall fund its own activities under the Alliance Program.

     4.7 Warrant Issuance. In consideration of WATERS' prior research and development activities, in the event VARIAGENICS completes an initial public offering ("IPO") on or before August 31, 2000, VARIAGENICS will issue to WATERS warrants to purchase a number of shares of VARIAGENICS Common Stock determined by the following formula:

         N = .15 ($7,500,000 DIVIDED BY P)


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     Where N is the number of shares covered by the warrants, and

     P is the price at which shares are offered to the public in the IPO ("IPO Price")

     Such warrants will be exercisable at a price equal to the IPO Price, will be immediately exercisable on issuance and will be exercisable for a period of five (5) years and will be in the form of Warrant attached hereto at Exhibit 4.7.

     4.8 Records and Reports.

         4.8.1 RECORD KEEPING. VARIAGENICS and WATERS shall each maintain records in sufficient detail and in accordance with good laboratory practice and as will properly reflect, and will document in a manner appropriate for purposes of supporting the filing of potential patent applications and applications for any required regulatory approvals of the sale of Products, all work done and results achieved in the performance of the Alliance Program (including all data in the form required under any applicable governmental regulations). Subject to
Article 10 hereof, VARIAGENICS and WATERS shall each have the right to inspect and copy such records to the extent reasonably required for the performance of its obligations under this Agreement and shall not use such records or information except to the extent otherwise permitted by this Agreement.

         4.8.2 TECHNICAL REPORTS. Each party shall keep the Alliance Steering Committee fully informed about the status of the Alliance Program including, without limitation, furnishing copies of all reports received pursuant to sponsored research agreements which relate to the Alliance Program. In particular, without limitation, each party shall (i) report to the Alliance Steering Committee on its activities in reasonable detail;


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

(ii) provide the other party with access to all technology and information employed in or arising out of the Alliance Program solely for the purpose of conducting their respective roles hereunder; (iii) provide the other party with summaries of any regulatory filings filed during the Term of this Agreement by it for Licensed Products and copies of essential correspondence with regulatory authorities in the Territory; and (d) provide such other information concerning the Alliance Program as the other party shall reasonably request.

               5. ADDITIONAL OBLIGATIONS

     5.1 VARIAGENICS OBLIGATIONS.

         5.1.1 VARIAGENICS shall obtain and shall take all actions necessary to maintain, at its own expense, any licenses from third parties, including without limitation the licenses listed on Schedule 5.1.1 hereof, reasonably necessary to develop, manufacture and commercialize the VARIAGENICS Technology in the Pharmaceutical Development Field. All such rights licensed in by VARIAGENICS shall be specified on Exhibit 5.1.1 hereto, as amended from time to time.

         5.1.2 Subject to the confidentiality obligations set forth herein, VARIAGENICS shall provide to the Alliance Steering Committee, upon reasonable request, any material information regarding any of VARIAGENICS' agreements with third parties which the Alliance Steering Committee deems useful.

         5.1.3 VARIAGENICS shall use reasonable efforts to make all decisions required of VARIAGENICS in a timely manner.

         5.1.4 Subject to the confidentiality obligations set forth herein, VARIAGENICS shall promptly disclose to WATERS


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

and the Alliance Steering Committee any intellectual property rights of third parties of which it becomes aware which may materially affect the ability of either party to perform its obligations hereunder or the attainment of the objectives of the Alliance. Such disclosure shall be in such a manner as to protect a claim of privilege for such communication.

     5.2 WATERS OBLIGATIONS

         5.2.1 WATERS shall obtain and shall take all actions necessary to maintain, at its own expense, any licenses from third parties including without limitation the licenses listed on Schedule 5.2.1 hereof, reasonably necessary to develop, manufacture and commercialize the WATERS Technology in the Pharmaceutical Development Field. All such rights licensed in by WATERS shall be specified on Exhibit 5.2.1 hereto, as amended from time to time.

         5.2.2 Subject to the confidentiality obligations set forth herein, WATERS shall provide to the Alliance Steering Committee, upon reasonable request, any material information regarding any of WATERS' agreements with third parties which the Alliance Steering Committee deems useful.

         5.2.3 WATERS shall use reasonable efforts to make all decisions required of WATERS in a timely manner.

         5.2.4 Subject to the confidentiality obligations set forth herein, WATERS shall promptly disclose to VARIAGENICS and the Alliance Steering Committee any intellectual property rights of third parties of which it becomes aware which may materially affect the ability of either party to perform its obligations hereunder or the attainment of the objectives of the


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

Alliance. Such disclosure shall be in such a manner as to protect a claim of privilege for such communication.

         5.2.5 During the two (2) year period beginning on the Effective Date, WATERS will supply to VARIAGENICS WATERS Proprietary De-salting Plates
as reasonably requested by VARIAGENICS, [      ] for VARIAGENICS' internal
research purposes only (and not for resale or commercial distribution). Such WATERS Proprietary De-salting Plates will meet specifications set forth in
Schedule 1.18 and will be delivered within thirty (30) days of the request therefor, provided, however, that WATERS will not be obligated to provide
more than [      ] WATERS Proprietary De-salting Plates per year. Thereafter,
WATERS will supply WATERS Proprietary De-salting Plates to VARIAGENICS at the
[         ].

         5.2.6 In order to maximize the value of the Strategic Alliance,
WATERS agrees that, for [         ] years following the Effective Date, it
will not directly or indirectly [         ]. Without limiting the generality
of the foregoing sentence, for a period of [         ] years following the
Effective Date, WATERS will not [         ]; provided that [         ].

     5.3 DUE DILIGENCE. Each party will apply commercially reasonable diligent efforts to the performance of all aspects of its obligations under the Alliance Program and the Marketing Plan and to bring Licensed Products into commercial use as quickly as reasonably possible.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     5.4 U.S. MANUFACTURE. WATERS will manufacture in the United States all NuCleave-TM- Reagents to be included in Licensed Products to be sold in the United States.

                       6. LICENSE GRANT

     6.1. Subject to Section 6.4, VARIAGENICS hereby grants to WATERS:

          (a) the sole and exclusive right and license in the Territory under VARIAGENICS Patent Rights; and

          (b) the sole and exclusive right and license in the Territory under the VARIAGENICS Technology;

in each case to make, have made, manufacture, use, have used, sell, have sold, offer for sale, lease, import and have imported Licensed Products for use in the Field. VARIAGENICS shall not make, have made, manufacture, use, have used, sell, have sold, offer for sale, lease, import or have imported NuCleave-TM- Reagents or similar reagents for use in the Field and will not directly or indirectly supply NuCleave-TM- Reagents or similar reagents to entities who VARIAGENICS knows or has reason to believe will resell such NuCleave-TM- Reagents or similar reagents for use in the Field unless such entities agree in writing not to resell such NuCleave-TM- Reagents or similar reagents in the Field; provided, however, that such prohibition shall not apply to Generation 3 NuCleave-TM- Technology after the period set forth in
Section 4.2A(c).

     6.2 The licenses and sublicenses granted in Section 6.1 shall continue unless terminated as set forth herein. Royalties shall be payable in connection with such licenses and sublicenses


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

in accordance with Section 7.5 and, thereafter, such licenses and sublicenses shall be deemed fully-paid up and royalty free.

     6.3 No rights are granted hereunder (i) to develop or commercialize any products or processes or to utilize any intellectual property rights of VARIAGENICS or any other party other than as expressly provided above, (ii) to develop or commercialize any product that embodies any VARIAGENICS Technology outside the Field, or (iii) for WATERS to provide a laboratory or genotyping or haplotyping service or (iv) to promote the sale of NuCleave-TM-Kits outside the Pharmaceutical Development Field or for use on any mass spectrometer system other than a NuCleave-TM- System.

     6.4 WATERS shall use commercially reasonable diligent efforts to develop, promote, market and sell Licensed Products in the Field and to meet or cause to be met the market demand for the Licensed Products in the Field throughout the Territory. WATERS will not promote the use of NuCleave-TM-Kits outside the Pharmaceutical Development Field. Without limiting the generality of the foregoing, WATERS will not sell NuCleave-TM- Kits to any clinical laboratory, including without limitation, those listed on Schedule
6.4 as long as that certain Alliance Agreement dated August 2, 1999 between VARIAGENICS and Covance, Inc. remains in effect.

     6.4A Notwithstanding the provisions of Section 6.3 and Section 6.4 (first sentence), it is understood that WATERS may (i) elect to sell Licensed Products in the Field (and outside the Pharmaceutical Development Field) and for use on a mass spectrometer system other than a NuCleave-TM- System and
(ii) promote and market Licensed Products in the Field (and outside

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

the Pharmaceutical Development Field) and for use on a mass spectrometer system other than a NuCleave-TM- System; PROVIDED, however, that WATERS shall keep the ASC adequately informed of such sales, marketing and promotional activities in the Field (and outside the Pharmaceutical Development Field) and for use on a mass spectrometer system other than a NuCleave-TM- System. It is further understood and agreed that with respect to such activities: (a) WATERS shall expressly disclaim any warranty and any support obligations under Sections 14.2 and 14.4 of this Agreement and (b) WATERS shall not receive any indemnification under the provisions of Section 15.

     6.5 WATERS shall have the right to grant sublicenses to all or any portion of its rights under the license granted pursuant to Section 6.1 to any Affiliate or sublicensee; provided, however, that WATERS shall remain obligated to ensure compliance with the terms of this Agreement and the payment of royalty obligations as set forth in Section 7, and provided further that names and current addresses of all sublicensees and Affiliates of WATERS to which rights hereunder have been extended by WATERS and copies of all sublicense agreements shall be provided promptly to VARIAGENICS.

     6.6 If, for any reason, this Agreement is terminated, any sublicense granted at the time of such termination shall also terminate.

                                7. CONSIDERATION

     7.1 MILESTONE PAYMENTS. WATERS shall pay VARIAGENICS the following milestone payments within thirty (30) days of the achievement of the following milestones:


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

         EVENT                                             MILESTONE PAYMENT

     VARIAGENICS first delivery                           [$        ]
     of a NuCleave-TM- System to a third
     party for use in the Field

     First twelve (12) month period in which              [$        ]
     Net Sales reach [$        ]

     First twelve (12) month period in which Net          [$        ]
     Sales reach [$        ]


     7.2 ROYALTIES. (a) In consideration of the licenses granted hereunder, for each sale of a Licensed Product by WATERS or an Affiliate or sublicensee, WATERS shall pay to VARIAGENICS a royalty equal to a percentage of Net Sales from the sale of such Licensed Product determined as follows:

         ANNUAL NET SALES (CALENDAR YEAR)                  ROYALTY RATE

     First [$        ] of Net Sales                      [        %]
     Net Sales over [$        ]                          [        %]

WATERS shall be obligated to make only one royalty payment for each unit of Licensed Products sold, regardless of the number of Valid Claims from any one or more patents covering such Licensed Product.

     (b) In the event WATERS is required to pay royalties on sales in any country of any Licensed Product under a license to a third party patent determined by the ASC to be necessary to include the NuCleave-TM- Reagents in such Licensed Product for use on a NuCleave-TM- System in the Pharmaceutical
Development Field, then WATERS may deduct [        %] of such royalty payable
to the third party from the royalty due to VARIAGENICS on a product-by-product and country-by-country basis; provided however that such deduction shall not reduce the royalty payable to VARIAGENICS for any
Licensed Product in any country by more than [        %]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

[        %] of the amount which would otherwise be due for sales such Licensed
Product in such country.

     7.3 REPORTS. WATERS shall report to WATERS the date of the first sale of a Licensed Product in each country within twenty-five (25) days of such first sale. Royalty payments shall become due and payable on the forty-fifth day after each fiscal quarter end, which shall be approximately March 31, June 30, September 30 and December 31 of each year and shall made to VARIAGENICS in United States Dollars. Each payment shall be accompanied by a report summarizing the total Licensed Product sales during the relevant three-month period and the calculation of royalties due thereon pursuant to Section 7.2. Such reports shall also include the following information:

          (a) amount of each Licensed Product manufactured and sold by WATERS, its Affiliates and Sublicensees on a country-by-country basis;

          (b) total billings for Licensed Products sold by WATERS, its Affiliates and Sublicensees on a country-by-country basis;

          (c)  allowable deductions hereunder; and

          (d)  total royalties due.

     7.4 All royalties and milestone payments hereunder shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States dollars at the simple average of all


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

Mondays' exchange rate for buying United States Dollars set forth in THE WALL STREET JOURNAL for the applicable fiscal quarter.

     7.5 WATERS shall pay royalties with respect to each Licensed Product on a country by country basis (i) until the expiration or revocation or complete rejection of the last to expire or to be revoked or to be completely rejected of any VARIAGENICS Patent Right covering such Licensed Product in the country in which the Licensed Product is manufactured or sold, or (ii) if no VARIAGENICS Patent Right exists in the relevant country covering the manufacture, use or sale of the relevant Licensed Product, until fifteen (15) years from the first commercial sale of such Licensed Product in such country.

     7.6 Royalties not paid within the time period set forth in Section 7.3 shall bear interest at a per annum rate two percent (2%) above the prime rate reported in the WALL STREET JOURNAL for the due date, calculated from the due date until paid in full.

                             8. ACCOUNTING RECORDS

     8.1 WATERS, its Affiliates and Sublicensees shall keep for five (5) years from the date of each payment of royalties complete and accurate records of sales by WATERS and its Affiliates and sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. VARIAGENICS shall have the right for a period of two (2) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to WATERS to inspect the relevant records of WATERS and its Affiliates and Sublicensees to verify such report or statement. WATERS and its Affiliates and Sublicensees shall each make its


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from VARIAGENICS, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of Licensed Products in any given payment period. VARIAGENICS agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for VARIAGENICS to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. Any person or entity conducting such audit or inspection must agree in writing with VARIAGENICS to treat all records reviewed in the course of the audit or inspection as the Confidential Information of WATERS under terms and conditions no less restrictive than the terms contained in Section 10 of this Agreement. The results of each inspection, if any, shall be binding on both Parties. VARIAGENICS shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year
shown by such inspection of more than [         ]percent [        %]of the
amount paid, WATERS shall pay for such inspection.

                                  9. MARKETING

     9.1 GENERAL. Although WATERS will be responsible for manufacture and sale of Licensed Products, both parties will participate in developing the market for Licensed Products pursuant to a marketing plan (the "Marketing Plan").


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     9.2 MARKETING PLANS. The first Marketing Plan shall be prepared by VARIAGENICS and WATERS and approved by the Alliance Steering Committee as promptly as practical after the Effective Date. Subsequent Marketing Plans shall be prepared by VARIAGENICS and WATERS and approved by the Alliance Steering Committee no later than sixty (60) days before the end of the prior year. Each Annual Marketing Plan shall be in writing and shall set forth with reasonable specificity marketing objectives and tasks to be performed by each of the parties for the period covered by the Annual Marketing Plan. The decisions as to how to perform the tasks assigned to VARIAGENICS and WATERS in any Annual Marketing Plan shall be VARIAGENICS Decisions and WATERS Decisions, respectively. The Alliance Steering Committee may make adjustments in the Annual Marketing Plan at its biannual meetings or otherwise as it may determine. Each Marketing Plan will:

          (a)  set forth a marketing and sales strategy;

          (b) set forth the responsibilities of each party with respect to such strategy;

          (c) identify the resources to be committed by each party in order to assure proper sales force staffing and training, marketing material development, conference presentation and public relations, target customer identification and prioritization, and sales call strategy development and implementation; and

          (d) require that any marketing materials used by either party will be approved by both parties and will include the names and logos of both parties.

     9.3 TRADEMARK MATTERS


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

         9.3.1 PRODUCT MARKING. Each NuCleave-TM- Kit, and each container of NuCleave-TM- Reagents, will be marked with the trademark "NuCleave" in such manner as the ASC shall determine and shall indicate that it is manufactured by WATERS under license from VARIAGENICS. Each WATERS Proprietary De-salting Plate shall be marked with WATERS' trademark.

         9.3.2 LICENSE TO WATERS. VARIAGENICS grants to WATERS a worldwide non-exclusive license to use the trademarks and service marks owned by or licensed to VARIAGENICS and listed on Schedule 9.3.2 (the "VARIAGENICS Trademarks")solely for the purpose of conducting the activities authorized under this Agreement. VARIAGENICS shall take such actions as are reasonably required to maintain the VARIAGENICS Trademarks in effect, and shall inform WATERS of any changes in or additions to the VARIAGENICS Trademarks. All right, title and interest to the VARIAGENICS Trademarks shall remain with VARIAGENICS and no other license relating thereto is granted hereunder. Subject to the wind-down rights set forth in Sections 13.2-13.3, upon any expiration or termination of this Agreement, the license to WATERS to use the VARIAGENICS Trademarks shall terminate, and WATERS shall take all necessary action and execute and deliver to VARIAGENICS all necessary documents and instruments to remove WATERS as a registered user and/or a recorded licensee of such VARIAGENICS Trademarks. Upon request of VARIAGENICS, WATERS shall provide VARIAGENICS with a sample of all product packaging and advertising that makes use of the VARIAGENICS Trademarks for purposes of permitting VARIAGENICS to verify that WATERS's use of the VARIAGENICS Trademarks is consistent with the provisions of Schedule 9.3.2. WATERS shall not challenge, directly or indirectly, VARIAGENICS' rights in respect of the Trademarks;


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

PROVIDED, that WATERS shall not waive its rights with respect to existing trademarks owned by WATERS or trademarks that WATERS acquires during the term of this Agreement, and WATERS shall not waive any rights with respect to the protection of its trademarks. WATERS shall comply with the Trademark guidelines set forth in Schedule 9.3.2. In the event that WATERS elects to adopt other marks in addition to those required by Section 9.3.1 for use in the promotion, marketing and sale of the Licensed Products then this Section 9.3.2 shall not apply to WATERS' use of such other marks.

         9.3.3 LICENSE TO VARIAGENICS. WATERS grants to VARIAGENICS a worldwide non-exclusive license to use the trademarks and service marks owned by or licensed to WATERS and listed on Schedule 9.3.3 (the "WATERS Trademarks") solely for the purpose of advertising and promoting the Licensed Products and the Alliance Program as authorized under this Agreement. WATERS shall take such actions as are reasonably required to maintain the WATERS Trademarks in effect, and shall inform VARIAGENICS of any changes in or additions to the WATERS Trademarks. All right, title and interest to the WATERS Trademarks shall remain with WATERS and no other license relating thereto is granted hereunder. Subject to the wind-down rights set forth in Sections 13.2-13.3, upon any expiration or termination of this Agreement, the license to VARIAGENICS to use the WATERS Trademarks shall terminate, and VARIAGENICS shall take all necessary action and execute and deliver to WATERS all necessary documents and instruments to remove VARIAGENICS as a registered user and/or a recorded licensee of such WATERS Trademarks. Upon request of WATERS, VARIAGENICS shall provide WATERS with a sample of all advertising that makes use of the WATERS Trademarks for purposes


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

of permitting WATERS to verify that VARIAGENICS' use of the WATERS Trademarks is consistent with the provisions of Schedule 9.3.3. VARIAGENICS shall not challenge, directly or indirectly, WATERS's rights in respect of the Trademarks; PROVIDED, that VARIAGENICS shall not waive its rights with respect to existing trademarks owned by VARIAGENICS or trademarks that VARIAGENICS acquires during the term of this Agreement, and VARIAGENICS shall not waive any rights with respect to the protection of its trademarks. VARIAGENICS shall comply with the Trademark guidelines set forth in Schedule 9.3.2. In the event that VARIAGENICS elects to adopt other marks for use in the promotion, marketing and sale of the Licensed Products then this Section 9.3.2 shall not apply to VARIAGENICS' use of such other marks.

                    10. TREATMENT OF CONFIDENTIAL INFORMATION

     10.1 CONFIDENTIALITY.

         10.1.1 VARIAGENICS and WATERS each recognize that the other party's Confidential Information constitutes highly valuable and proprietary confidential information. VARIAGENICS and WATERS each agree that during the Term of the Strategic Alliance and for ten (10) years thereafter but in no event for less than twelve (12) years after the Effective Date, it will keep confidential, and will cause its employees, consultants, Affiliates and licensees and sublicensees to keep confidential, all Confidential Information of the other party that is disclosed to it, or to any of its employees, consultants, Affiliates and licensees and sublicensees, pursuant to or in connection with this Agreement, except to the extent that disclosure is required in accordance with the performance of this Agreement. Neither VARIAGENICS nor WATERS nor any of their respective employees,


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

consultants, Affiliates and licensees and sublicensees shall use Confidential Information of the other party for any purpose whatsoever except as expressly permitted in this Agreement.

         10.1.2 VARIAGENICS and WATERS each agree that any disclosure of the other party's Confidential Information to any of its officers, employees, consultants or agents or those of any of its Affiliates and licensees and sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. VARIAGENICS and WATERS each agree not to disclose the other party's Confidential Information to any third parties under any circumstance without the prior written approval from the other party (such approval not to be unreasonably withheld), except as required in any application for regulatory approvals for testing, manufacture or sale of a Licensed Product subject to this Agreement, or as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each party shall take such action, and shall cause its Affiliates and licensees and sublicensees to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, and in no event, less than reasonable care. Each party, upon the other's request, will return (or destroy and provide written confirmation of such destruction) all the Confidential Information disclosed to it by the other party


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days of the request following the termination of this Agreement; provided that a party may retain Confidential Information of the other party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

         10.1.3 VARIAGENICS and WATERS each represent that all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates, participating in the Strategic Alliance's activities who shall have access to Confidential Information of the other party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

     10.2 PUBLICITY. Neither party may disclose the terms of this Agreement without the prior written consent of the Alliance Steering Committee; provided, however, that either party may make such a disclosure to the extent required by law. Such disclosure shall be on reasonable notice to the other party and after taking all reasonable steps to maintain confidentiality. The parties, upon the execution of this Agreement, will agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date (such agreement not to be unreasonably withheld or delayed). Thereafter, the parties will


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

agree on the text and the timing of any subsequent public announcements regarding this Agreement or the transactions contemplated herein; provided that. once any written statement is approved for disclosure by the Alliance Steering Committee, either party may make subsequent public disclosure of the contents of such statement without the further approval of the other party or the Alliance Steering Committee. Any costs incurred for public relations in respect of the Strategic Alliance shall be paid by the party incurring the expense.

     10.3 LIMITATION ON DISCLOSURES. Notwithstanding any provision in this Agreement, neither party shall be obligated hereunder to disclose to the other party any information which it is prohibited from disclosing by law or under any agreement with a third party.

     10.4 PROHIBITION ON HIRING. Neither party shall, during the term of the Strategic Alliance and for a period of one (1) year thereafter, hire or solicit any person who was employed by the other party or its Affiliates during such period, whether such person is hired as an employee or consultant, unless authorized in writing by the other party, or unless such person has not been employed by the other party for at least 12 months prior to his or her hiring or solicitation. Notwithstanding the foregoing, neither party shall be restricted from hiring an applicant for a position who has responded to an advertisement directed to the public without any direct contact from the hiring party.

                        11. INTELLECTUAL PROPERTY RIGHTS

     11.1 DISCLOSURE OF INVENTIONS.

         11.1.1 NOTICE OF INVENTIONS. Each party shall promptly disclose to the other, unless prohibited by the


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

provisions of any agreement with third parties, all inventions applicable to the development, manufacture or use of NuCleave-TM- Kits for use in the Pharmaceutical Development Field that are conceived, made, developed or acquired in the course of carrying out the Alliance Program by employees or consultants of either of them or their Affiliates, or any third party performing sponsored research for either of the parties, alone or jointly with employees or consultants of the other party or its Affiliates, except, in the case of WATERS, any inventions applicable to instruments or accessories that may be sold or distributed in conjunction with the NuCleave Kits which shall not be required to be disclosed under this Section 11.1.1.

         11.1.2 EXCHANGE OF DOCUMENTS. Upon reasonable request, VARIAGENICS and WATERS shall also provide copies to the other of any Patent Rights or agreements relating thereto existing as of the Effective Date or thereafter acquired from third parties which such party believes are useful in the Alliance Program, provided that each of VARIAGENICS and WATERS may redact portions of any such Patent Rights or agreements relating thereto not relevant to the Alliance Program, and further provided that all such documents shall be considered Confidential Information.

         11.1.3 THIRD PARTY CONSENTS. Each party shall, if necessary, use commercially reasonable efforts to obtain the written consent of any third party needed to furnish the information set forth in Section 11.1.1 and 11.1.2.

     11.2 OWNERSHIP.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

         11.2.1 VARIAGENICS INTELLECTUAL PROPERTY RIGHTS. VARIAGENICS shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Technology (i) solely invented by VARIAGENICS without use of WATERS Technology, whether or not in the conduct of the Alliance Program, or
(ii) acquired after the date hereof by VARIAGENICS (collectively, "VARIAGENICS Program Technology"), with full rights to license or sublicense, subject to the obligations to the Strategic Alliance in the Field as set forth herein. Without limiting the foregoing, subject to the licenses granted hereunder, VARIAGENICS shall be the sole owner of all Patent Rights, all trade secret rights, all know-how and any other intellectual property rights in the VARIAGENICS Program Technology, including the sole and exclusive right to exclude others from making, using, selling, offering for sale or importing the VARIAGENICS Program Technology or any products derived from any VARIAGENICS Program Technology.

         11.2.2 WATERS INTELLECTUAL PROPERTY RIGHTS.

              WATERS shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Technology (i) solely invented by WATERS without use of VARIAGENICS Technology, whether or not in the conduct of the Alliance Program, or (ii) or acquired after the date hereof by WATERS (collectively, "WATERS Program Technology"), with full rights to license or sublicense, subject to the obligations to the Strategic Alliance in the Field as set forth herein. Without limiting the foregoing, subject to the licenses granted hereunder, WATERS shall be the sole owner of all Patent Rights, all trade secret rights, all know-how and any other intellectual property rights in the WATERS Program Technology, including the


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

sole and exclusive right to exclude others from making, using, selling, offering for sale or importing the WATERS Program Technology or any products derived from any WATERS Program Technology.

         11.2.3 JOINT TECHNOLOGY.

          (a) VARIAGENICS shall have sole and exclusive ownership of all Technology relating to NuCleave-TM- Reagents or NuCleave-TM- Technology jointly invented in the Alliance
               Program by both VARIAGENICS (and/or any party performing sponsored research for VARIAGENICS) and WATERS (and/or any party performing sponsored research for WATERS) or invented in the Alliance Program by one party (or during any research sponsored by such party) with the use of or based upon the Technology of the other party (collectively, the "Joint NuCleave-TM-Technology"), and shall exclusively own all Joint Patent Rights with respect to Joint NuCleave-TM- Technology, subject to license rights held by WATERS with respect to Licensed Products.

          (b) WATERS shall have sole and exclusive ownership of all Technology relating to WATERS Proprietary De-salting Plates jointly invented in the Alliance Program by both WATERS (and/or any party performing sponsored research for WATERS) and VARIAGENICS (and/or any party performing sponsored research for VARIAGENICS) or invented in the Alliance Program by one party (or during any research sponsored by such party) with the use of


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

               or based upon the Technology of the other party (collectively, the "Joint De-salting Plate Technology"), and shall exclusively own all Joint Patent Rights with respect to Joint De-salting Plate Technology, subject to the research license rights held by VARIAGENICS pursuant to Section 2.3 of this Agreement.

          (c) Inventorship shall be determined by the Patent Coordinators in accordance with United States law at the time of determination. The Patent Coordinators shall also make the determination as to whether an invention is Joint Technology. In case of a dispute between the Patent Coordinators, the matter shall be referred to the Alliance Steering Committee. All such determinations shall be treated as Joint Decisions hereunder. If the Alliance Steering Committee cannot resolve the dispute, it shall be resolved by independent patent counsel, not otherwise engaged by either of the parties, selected by the Patent Coordinators. Expenses of such independent patent counsel shall be shared equally by the parties.

         11.2.4 VARIAGENICS RIGHTS OUTSIDE THE FIELD. Except with respect to Licensed Products in the Field, VARIAGENICS shall have no obligations hereunder to WATERS or to the Strategic Alliance with respect to VARIAGENICS Technology.

         11.2.5 WATERS RIGHTS OUTSIDE THE FIELD. Except with respect to Licensed Products in the Field, WATERS shall have no obligations hereunder to VARIAGENICS or the Strategic Alliance with respect to WATERS Technology.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     11.3 PATENT COORDINATORS. VARIAGENICS and WATERS shall each appoint a patent coordinator ("Patent Coordinator"), reasonably acceptable to the other party, who shall serve as such party's primary liaison with the other party on matters relating to patent filing, prosecution, maintenance and enforcement. Each party may replace its Patent Coordinator at any time by notice in writing to the other party. The initial Patent Coordinators shall be:

         For VARIAGENICS: Marilyn Gosse, Ph.D.

         For WATERS: Anthony Janiuk

              12. PROVISIONS CONCERNING THE FILING, PROSECUTION AND
                          MAINTENANCE OF PATENT RIGHTS

     12.1 FILING OF PATENTS. Each party will be responsible for the filing and prosecution at its own expense, in such countries as the responsible party shall select, of patents on Technology solely owned by such party; PROVIDED THAT the other party will have the opportunity to provide substantive review and comment on any such prosecution solely as it relates to claims relating to the development, manufacture or use of NuCleave-TM-Kits for use in the Pharmaceutical Development Field. Portions of any documents relating to any such prosecution not related to such claims may be redacted by a party prior to provision to the other party.

     Each party shall also promptly give notice to the other of the initiation of any interference, opposition, reissue, re-examination or revocation proceeding and the grant, lapse, revocation, surrender, invalidation or abandonment of any Patent


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

Rights relevant to this Agreement for which it has responsibility.

     12.2 LEGAL ACTION.

         12.2.1 ACTUAL OR THREATENED INFRINGEMENT. Subject to any obligation to a third party licensor of Technology or Patent Rights to a party with respect to the subject matter hereof:

          (a) In the event either party becomes aware of any possible infringement or unauthorized possession, knowledge or use relating to the use of NuCleave-TM- Kits in the Field of any intellectual property which is the subject matter of this agreement (collectively, an "Infringement"), that party shall promptly notify the other party and provide it with full details (an "Infringement Notice"). The parties shall promptly meet to determine a course of action and whether the parties will jointly prosecute the Infringement, and if so, the sharing of expenses. If the parties do not agree otherwise:

               (i) WATERS shall have the first right and option, but not the obligation, to prosecute or prevent such Infringement of Patent Rights owned by WATERS, but if WATERS does not commence an action to prosecute, or otherwise take steps to prevent or terminate such Infringement within one hundred eighty (180) days


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    from any Infringement Notice, then VARIAGENICS shall have the second right and option to take such action as VARIAGENICS will consider appropriate to prosecute or prevent such Infringement.

               (ii) VARIAGENICS shall have the first right and option, but not the obligation, to prosecute or prevent such Infringement of Patent Rights owned by VARIAGENICS, but if VARIAGENICS does not commence an action to prosecute, or otherwise take steps to prevent or terminate such Infringement within one hundred eighty (180) days from any Infringement Notice, then WATERS shall have the second right and option to take such action as WATERS will consider appropriate to prosecute or prevent such Infringement.

     Each party shall always have the right to be represented by counsel of its own selection in any suit instituted under clause (i) or (ii) of this Section 12.2.1(a) by the other party for Infringement. If either party lacks standing and the other party has standing to bring any such suit, action or proceeding, then the party with the right to bring suit may do so in the name of the other party. Each party shall bear the cost of any proceeding or suit brought by it under this Section 12.2.1(a). All sums recovered in such suit or in its settlement shall be first used to reimburse costs incurred by the party bringing the suit, then to reimburse costs of the other party, and the balance shall be retained by the party bringing the suit, unless the


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

parties have agreed to share the expenses of the suit, in which event any recoveries shall be shared in proportion to the sharing of expenses.

          (b) In any action under this Section 12.2.1, the parties shall fully cooperate with and assist each other. If either party determines that it is necessary or desirable for the other to join any such suit, action or proceeding, the second party shall execute all papers and perform such other acts as may be reasonably required in the circumstances. No suit under Section 12.2.1(a) may be settled by a party exercising its second right to take action without the approval of the Alliance Steering Committee.

          (c) In the event of Infringement of a party's patent rights not within the scope of the preceding paragraphs, that party can proceed on its own and other party shall have no rights with respect to such Infringement.

         12.3.2 DEFENSE OF CLAIMS. Subject to any obligation to a third party licensor of Technology or Patent Rights to a party with respect to the subject matter hereof, in the event that any action, suit or proceeding is brought against VARIAGENICS or WATERS or any Affiliate, licensee or sublicensee of either party alleging the infringement of the intellectual property rights of a third party by reason of the discovery, development, manufacture, use, sale, importation or offer for sale of a Licensed Product, the parties will cooperate with each


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

other in the defense of any such suit, action or proceeding. Notwithstanding the foregoing, each party shall have the option to assume control of the defense of any action, suit or proceeding which principally relates to the use of such party's own Technology. The parties will give each other prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish each other a copy of each communication relating to the alleged infringement. Neither party shall compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding which involves the use of the other's Technology or Patent Rights without the other party's advice and prior consent, provided that the party not defending the suit shall not unreasonably withhold its consent to any settlement which does not have a material adverse effect on its business. If the defending party determines that the other party should institute or join any suit, action or proceeding pursuant to this Section, the defending party may at its expense, join the other party as a party to the suit, action or proceeding, and the party so joined shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding. To the extent that the allegation of infringement is based principally on the use of VARIAGENICS Technology or Joint Technology owned by VARIAGENICS, the expenses of defense of the suit and any damages shall be borne by VARIAGENICS and VARIAGENICS shall retain all recoveries. To the extent that the allegation of infringement is based principally on the use of WATERS Technology or Joint Technology owned by WATERS, the expenses of the suit and any damages shall be borne by WATERS and WATERS shall retain all recoveries. To the extent that the


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

allegation of infringement is based principally on the use of Joint Technology, or to the extent that the allegation of infringement is not based principally on the use of either WATERS Technology or VARIAGENICS Technology or Joint Technology owned by one of them, such expenses shall be borne equally by the parties, and the party that incurs such expenses shall bill the other party for its share of the expenses on a timely basis, but in any event not less frequently than quarterly, and all recoveries shall be shared equally by the parties. In the event of any such action, suit or proceeding by a third party claiming that the discovery, development, manufacture, use or sale of a product infringes such third party's intellectual property rights, the parties shall examine and discuss in good faith the consequences of such prohibition or restriction or other conditions on this agreement and on possible modifications thereto.

                        13. TERMINATION AND DISENGAGEMENT

     13.1 TERM. This Agreement shall take effect as of the Effective Date and shall continue until the (i) the expiration of the last-to-expire of the VARIAGENICS Patent Rights or (ii) fifteen (15) years from the first commercial sale of the Licensed Products in the last country in which sales of Licensed Products are made (if the Licensed Products do not embody any VARIAGENICS Patent Rights), whichever is later, unless sooner terminated in accordance with the provisions of this Article 13.

     13.2 TERMINATION.

         13.2.1 INITIAL TERMINATION CONDITIONS. The Agreement may be terminated in the following ways:

          (i)  by mutual consent of VARIAGENICS and WATERS;


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

          (ii) by one party upon written notice in the event that (a) the other party shall have dissolved, ceased active business operations or liquidated, unless such dissolution, cessation or liquidation results from reorganization, acquisition, merger or similar event, or (b) bankruptcy or insolvency proceedings, including any proceeding under Title 11 of the United States Code, have been brought by or against the other party and, in the event such a proceeding has been brought against such party, remains undismissed for a period of sixty (60) days, or an assignment has been made for the benefit of such party's creditors or a receiver of such party's assets has been appointed (a "Bankruptcy Event");

          (iii)by one party upon default of the other party in the full and timely observance or performance of its material covenants or obligations under this Agreement, upon thirty (30) days prior written notice in the case of a payment breach and sixty (60) days' prior written notice in the case of any other such breach by the other party, which notice shall specify the nature of the default and the steps to be taken to cure such default; provided, however, that if such default is cured by the defaulting party within such thirty (30) or sixty (60) day period, such notice of termination shall be deemed null and void as if the same had never been given and this Agreement shall not be terminated pursuant thereto;


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

               (iv) Upon 120 days written notice given at least two years after the Effective Date unilaterally by WATERS in its sole discretion, provided that WATERS shall be obligated to supply to VARIAGENICS all Licensed Products then being sold
                    by WATERS for a period of the shorter of (a) [         ]
                    following the date of termination or (b) such time as VARIAGENICS notifies WATERS that it has obtained a satisfactory alternate source of supply. WATERS shall supply
                    such Licensed Products at a price [         ]. After such
                    [         ] period, WATERS shall supply WATERS Proprietary
                    De-salting Plates to VARIAGENICS at a price equal to
                    [         ] (the "Supply Price"). If WATERS ceases to
                    manufacture WATERS Proprietary De-salting Plates, then WATERS shall grant VARIAGENICS a worldwide royalty bearing license under WATERS Technology and WATERS Patent Rights to develop, have developed, make, have made, use, have used, offer for sale, sell, have sold, import and have imported WATERS Proprietary De-salting Plates for use in the Field.
                    The royalty under such license shall be [         %] of the
                    Supply Price. All orders for Licensed Products shall be placed by VARIAGENICS on written purchase orders and shall be shipped by WATERS FOB place of manufacture at such time, in such packaging and by such means as the parties may mutually agree upon. WATERS shall manufacture all such Licensed Products in the same


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    facility, and using the same processes and procedures, as it was using prior to termination. In addition WATERS shall furnish to VARIAGENICS copies of all information pertaining to sales of Licensed Products and all information pertaining to customers for Licensed Products and shall take all reasonable steps to facilitate the transfer of such customers to VARIAGENICS.

     13.3 In the event of the termination of this Agreement for any reason, WATERS shall cease sales of Licensed Products except sales to VARIAGENICS as set forth in Section 13.2(iv) and all rights and interests in and to the VARIAGENICS Patent Rights and VARIAGENICS Technology shall revert entirely to VARIAGENICS. Without limiting the generality of the foregoing, WATERS shall promptly transfer to VARIAGENICS all documents, materials and records in its possession embodying or describing any VARIAGENICS Technology without retaining any copies thereof. In addition, upon any termination of this Agreement for any reason, all rights and interests in and to the WATERS Patent Rights and WATERS Technology shall revert entirely to WATERS.

     13.4 In the event of termination of this Agreement by VARIAGENICS pursuant to Section 13.2.1(ii) or 13.2.1(iii) or by WATERS pursuant to
Section 13.2.1(iv), WATERS will provide VARIAGENICS with process information concerning the large scale manufacture of NuCleave-TM- Reagents and shall grant to VARIAGENICS the right to use such information to manufacture or have manufactured such NuCleave-TM- Reagents.

     13.5 The parties shall remain liable for all obligations accruing prior to termination, including without limitation any


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

milestone payment with respect to any milestone achieved prior to termination.

     13.6 If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

     13.7 Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 1, 7.1 (solely to the extent provided under Section 13.5), 7.2 (solely to the extent provided under Section 13.5), 7.3, 7.4, 7.6, 8, 10, 11.2, 13.2(iv), 13.3-13.7, 14.1-14.3 and 15-17 hereof shall survive the expiration or termination of this Agreement.

                  14. REPRESENTATIONS, WARRANTIES AND COVENANTS

     14.1 MUTUAL REPRESENTATIONS. VARIAGENICS and WATERS each represents and warrants to the other as follows:

         14.1.1 ORGANIZATION. It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         14.1.2 AUTHORIZATION. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

(a) require any consent or approval of its stockholders or (b) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

         14.1.3 BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

         14.1.4 NO INCONSISTENT OBLIGATION. It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder and that it has all power and authority under all instruments or agreements to which it is a party to enter into this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, it has not granted to any third party any rights to its Technology in the Field that are inconsistent with this Agreement.

     14.2 VARIAGENICS WARRANTY. VARIAGENICS warrants that the NuCleave-TM-Reagents, if properly manufactured in accordance with specifications mutually agreed upon by VARIAGENICS and WATERS as set forth on Schedule 14.2 hereto (the "Specifications") and used in the Pharmaceutical Development Field in accordance with proper procedures on a NuCleave-TM- System, will identify genetic variations as specified in the product literature accompanying the Licensed Product. WATERS shall have the right to extend such warranty to purchasers of NuCleave-TM- Kits for use on NuCleave-TM- Systems in the Pharmaceutical Development Field.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     14.3 WATERS WARRANTY. WATERS warrants to VARIAGENICS and will warrant to purchasers of NuCleave-TM- Kits that such NuCleave-TM- Kits will be manufactured in accordance with the Specifications.

     14.4 NUCLEAVE-TM- SYSTEM SUPPORT. VARIAGENICS will be responsible for service and support of NuCleave Kits for use on NuCleave-TM- Systems
for use in the Pharmaceutical Development Field. [         ].

     14.5 CERTAIN LICENSED TECHNOLOGY. WATERS understands that US Patent Application 09/214,207 which is part of the VARIAGENICS Patent Rights, has been licensed from Harvard University by VARIAGENICS. The sublicense hereunder of such patent application and any resulting patent or patents is subordinate to the terms and conditions of the License Agreement between Harvard and VARIAGENICS. In the event of termination of such License Agreement, VARIAGENICS' interest in such sublicense will be assigned to Harvard; provided that Harvard shall have no obligation as a result of such assignment except to keep the sublicense in effect.

     14.6 PATENT MARKING. WATERS will mark all Licensed Products with appropriate patent marking.

     14.7 HART-SCOTT-RODINO. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the expiration of the applicable waiting period (including any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each party will as promptly as practicable file the required notifications under the HSR Act and any documents required to be filed in connection with such notifications and each party shall


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

request early termination of the waiting period specified under the HSR Act.

                       15. INDEMNIFICATION AND DISCLAIMERS

     15.1A INFRINGEMENT INDEMNIFICATION. (a) Subject to the provisions of
Section 15.1C, VARIAGENICS shall defend, indemnify and hold harmless WATERS, its subsidiaries, parent corporations, Affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns from and against any claim, suit, demand, loss, damage, expense (including reasonable attorney's fees of indemnitee(s) and those that may be asserted by a third party) or liability (collectively, "Losses") arising from or related to any third party claim that use of the VARIAGENICS Technology in the Field in accordance with the terms of this Agreement infringes any patent of any third party. VARIAGENICS shall have no liability or obligation to WATERS under this
Section 15.1A(a) in the event and to the extent that the alleged infringement is caused by: (i) use of the VARIAGENICS Technology in an application or on a platform or with devices for which the VARIAGENICS Technology was not designed or contemplated, or (ii) modifications, alterations, combinations or enhancements of the VARIAGENICS Technology not created by VARIAGENICS. If any VARIAGENICS Technology or its use is held to constitute an infringement of any third party's patent or if in VARIAGENICS' opinion, any VARIAGENICS Technology is, or is likely to be held to constitute, such an infringement, VARIAGENICS will at its expense and option: (1) procure the right for WATERS to continue using the VARIAGENICS Technology; (2) replace the VARIAGENICS Technology with non-infringing equivalent technology conforming to the applicable Specifications; or (3) modify the VARIAGENICS Technology to make it non-infringing while


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

conforming to the applicable Specifications. If none of the foregoing options is economically feasible, VARIAGENICS shall so notify WATERS and WATERS shall be entitled to terminate this Agreement.

     (b) Subject to the provisions of Section 15.1C, WATERS shall defend, indemnify and hold harmless VARIAGENICS, its subsidiaries, parent corporations, Affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns from and against any Losses arising from or related to any third party claim that use of the WATERS Technology in the Field in accordance with the terms of this Agreement infringes any patent of any third party. WATERS shall have no obligation or liability to VARIAGENICS under this Section 15.1A(b) in the event and to the extent that the alleged infringement is caused by the VARIAGENICS Technology or its use as contemplated by this Agreement. If any WATERS Technology is held to constitute an infringement of any third party's patent or if in WATERS' opinion, any WATERS Technology is, or is likely to be held to constitute, such an infringement, WATERS will at its expense and option: (1) replace the WATERS Technology with a non-infringing equivalent technology conforming to the applicable Specifications; or (2) modify the WATERS Technology to make it non-infringing while conforming to the applicable Specifications. If none of the foregoing options is economically feasible, WATERS shall so notify VARIAGENICS and VARIAGENICS shall be entitled to terminate this Agreement.


     15.1B OTHER INDEMNIFICATION CLAIMS.(a) Subject to the provisions of Section 15.1C, WATERS shall indemnify, defend and hold harmless VARIAGENICS, its Affiliates and their respective


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

directors, officers, employees, and agents and their respective successors, heirs and assigns (the "VARIAGENICS Indemnitees"), against any Losses arising from or related to any third party claim arising out of or in connection with
(i) any material breach of WATERS' representations and warranties or covenants under this Agreement; (ii) any negligence or intentional misconduct by WATERS (or its employees, agents or representatives) in performing its obligations under this Agreement; or (iii) personal injury and product liability matters, arising out of the import, sale or use by any person of any Licensed Product which is manufactured or sold by WATERS or by an Affiliate, licensee, sublicensee, distributor or agent of WATERS. The foregoing indemnification action shall not apply in the event and to the extent that a court of competent jurisdiction determines that such Losses arose as a result of any VARIAGENICS Indemnitee's negligence, intentional misconduct or breach of this Agreement.

     (b) Subject to the provisions of Section 15.1C, VARIAGENICS shall indemnify, defend and hold harmless WATERS, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "WATERS Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the WATERS Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of or liabilities to third parties, arising out of or in connection with (i) any material breach of VARIAGENICS' representations and warranties or covenants under this Agreement; (ii) any negligence or intentional misconduct by VARIAGENICS (or its employees, agents or representatives) in performing its


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

obligations under this Agreement; or (iii) personal injury and product liability matters, arising out of the import, sale or use by any person of any Licensed Product which is manufactured or sold by VARIAGENICS or by an Affiliate, licensee, sublicensee, distributor or agent of VARIAGENICS. The foregoing indemnification action shall not apply in the event and to the extent that a court of competent jurisdiction determines that such Losses arose as a result of any WATERS Indemnitee's negligence, intentional misconduct or breach of this Agreement.

     15.1C PROCEDURE. To receive the benefit of indemnification under Section 15.1A or Section 15.1B, the party seeking indemnification must promptly notify the other party in writing of a claim or suit and provide reasonable cooperation (at the indemnifying party's expense) and tender to the indemnifying party (and its insurer) full authority to defend or settle the claim or suit, provided that no settlement requiring any admission by the indemnified party or that imposes any obligation on the indemnified party shall be made without the indemnified party's consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the indemnifying party's written consent. The party seeking indemnification has the right to participate at its own expense in the claim or suit and in selecting counsel therefor. The party seeking indemnification shall cooperate with the indemnifying party (and its insurer), as reasonably requested, at the indemnifying party's cost and expense.

     15.1D INSURANCE. Each party shall procure and maintain product liability insurance or self insure against product liability, adequate to cover its obligations hereunder and


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

which are consistent with normal business practices of prudent companies similarly situated at all times during the term of this Agreement. It is understood that such insurance shall not be construed to create a limit of either party's liability with respect to its indemnification obligations under this Section 15. Each party shall provide the other with written evidence of such insurance (or financial information that describes the amounts available under any self-insurance facility) upon request. Each party shall provide the other with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other party hereunder. If such party does not obtain replacement insurance or take other measures that allow it to provide comparable coverage within such 15-day period, the other party shall have the right to terminate this Agreement effective at the end of such fifteen
(15) day period without notice or any additional waiting periods.

     15.2 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

     15.3 LIMITED LIABILITY. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10 AND Except AS OTHERWISE PROVIDED IN SECTION 15 WITH RESPECT TO third party claims, NEITHER VARIAGENICS NOR WATERS WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, EXCEPT, IN THE CASE OF THIS CLAUSE (II), IN THE EVENT OF A FAILURE TO SUPPLY BY WATERS PURSUANT TO SECTION 13.2(iv).

                             16. DISPUTE RESOLUTION

     16.1 DISPUTE RESOLUTION.

         16.1.1 GENERAL. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, and which dispute cannot be amicably resolved by the good faith efforts of the persons designated under Section 3.7, then such dispute shall (i) be resolved by non-binding mediation conducted in the manner set forth in Section 16.1.2, and (ii) in the event that such dispute is not amicably resolved by such non-binding mediation, then subject to mutual agreement of the parties the dispute may be referred to binding arbitration as set forth in Section 16.1.3, provided, however, that failure of the ASC to reach agreement on any matter shall not be subject to arbitration under Section 16.1.3. In the event that the parties do not agree to refer the matter to arbitration, the parties may resort to litigation.

         16.1.2 MEDIATION. In the event of the occurrence of a dispute which cannot be amicably resolved by the good faith efforts of the persons designated under Section 3.7, either party may, by notice to the other party, commence a non-binding mediation to resolve such dispute by providing written notice to the other party, which notice (a "Mediation Notice") shall inform the other party of such dispute and the issues to be resolved and


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

shall contain a list of five (5) recommended individuals to serve as the mediator. Within ten (10) business days after the receipt of such Mediation Notice, the other party shall respond by written notice to the party initiating mediation, which notice shall contain a list of five (5) recommended individuals to serve as the mediator and which may add additional issues to be resolved. The recommended mediators shall be individuals with experience in the biotechnology and/or pharmaceutical industry and shall not be an employee, director, shareholder or agent of either party or of an Affiliate or subsidiary of either party, or otherwise involved (whether by contract or otherwise) in the affairs of either party. If, within twenty (20) business days after receipt of such Mediation Notice, the parties shall have been unable to mutually agree upon an individual to serve as a mediator, then such dispute (other than a failure of the ASC to reach agreement on any matter) shall be settled by final and binding arbitration conducted in the manner described in Section 16.1.3. If, within twenty (20) business days after receipt of such Mediation Notice, the parties shall have mutually agreed upon an individual to serve as a mediator, then the mediator shall conduct a mediation in an effort to resolve such dispute as follows:

               (i) Within thirty (30) business days after selection, the mediator shall hold a hearing to resolve each of the issues identified by the parties. Each party shall be represented at the hearing by up to two (2) employees of such party, one of whom is an officer of such party, and may be represented by counsel. The hearing shall be held in a mutually


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    agreeable location. No discovery will be conducted, unless the parties otherwise mutually agree.

               (ii) At least ten (10) business days prior to the date set for the hearing, each party shall submit to the other party and the mediator a proposed ruling on each issue to be resolved, which writing (A) may, in addition to containing the proposed rulings, contain arguments or analyses of the facts or issues and (B) shall be limited to not more than twenty
                    (20) pages.

               (iii)Each party shall be entitled to no more than three (3) hours of hearing time to present oral testimony. The oral testimony of both parties shall be presented during the same calendar day. Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the mediator to determine whether the parties have had the presentation time to which they are entitled.

               (iv) At the hearing, the mediator shall attempt to resolve each issue in dispute between the parties. If the mediator shall be unable to resolve any issue, the mediator shall provide the parties with the mediator's non-binding


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    ruling on each such issue. The mediator shall, in rendering his decision, apply the substantive law of the Commonwealth of Massachusetts, without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration.

               (v) If the mediator has not been able to resolve each issue, each issue remaining in dispute (other than failures of the ASC to reach agreement on any matter) shall be settled by final and binding arbitration conducted in the manner described in Section 16.1.3 below. At any such arbitration or any subsequent legal proceeding, neither any rulings of the mediator, any admissions or settlement offers made by any party at the mediation nor any other information disclosed at the mediation may be introduced into evidence. The mediation proceeding shall be confidential. Except as required by law, no party shall make (or instruct the mediator to make) any public announcement with respect to the proceedings or rulings of the mediator without the prior written consent of each other party. The existence of any dispute submitted to mediation, and the rulings of the mediator, shall be kept in confidence by the parties and the mediator, except as required by applicable law.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

               (vi) Each party shall pay its own costs (including, without limitation, attorneys fees) and expenses in connection with such mediation. The fees and expenses of the mediator shall be shared equally by the parties.

         16.1.3 ARBITRATION. Binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Boston, Massachusetts. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by WATERS, one by VARIAGENICS and the third by the two so chosen. The arbitrators shall each have experience in the biotechnology or analytic reagent business and shall not be an employee, director, shareholder or agent of either party or of an Affiliate or subsidiary of either party, or otherwise involved (whether by contract or otherwise) in the affairs of either party. If both or either of WATERS or VARIAGENICS fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the Boston office of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the President of the American Arbitration Association.

               (i) EXCHANGE OF PROPOSALS. Within ten (10) days of the appointment of the full arbitration panel, the parties shall exchange documents setting forth


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    their final detailed proposals for resolution of the matter in dispute, together with a brief or other written memorandum supporting the merits of their final proposal. The arbitration panel shall promptly convene a hearing, at which time each party shall have an amount of time determined by the arbitrators to argue and present witnesses in support of its final proposal.

               (ii) SELECTION OF FINAL PROPOSAL. The arbitration panel shall select the proposal which most closely reflects a commercially reasonable interpretation of the terms of this Agreement as the way to resolve the matter. In making their selection, the arbitrators shall not modify the terms or conditions of either party's final proposal nor shall the arbitrators combine provisions from both final proposals. In making their selection, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the final proposals, and the written and oral arguments of the parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the Commonwealth of Massachusetts shall govern.

               (iii)NOTIFICATION OF DECISION. The arbitrators shall make their decision known to both parties as quickly as possible by delivering written notice of their decision to both parties. The parties shall agree in writing to comply with the proposal selected by the arbitration panel within five (5)


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                    days of receipt of notice of such selection. The decision of the arbitrators shall be final and binding on the parties, and specific performance may be ordered by any court of competent jurisdiction.

               (iv) COSTS. The parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrators shall be equally divided between the parties.

                                17. MISCELLANEOUS

     17.1 NOTICES. All notices shall be in writing, mailed via, certified mail, return receipt requested, courier providing evidence of delivery, or facsimile transmission confirmed by hard copy given as aforesaid addressed as follows, or to such other address as may be designated from time to time:


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     If to WATERS: WATERS TECHNOLOGIES CORPORATION
                   34 Maple Street
                   Milford, MA 01757
                   Attn: President and Chief Executive
                   Officer

   With a copy to: Anthony Janiuk, Esq.
                   WATERS TECHNOLOGIES CORPORATION
                   34 Maple Street
                   Milford, MA 01757

If to VARIAGENICS: Variagenics, Inc.
                   60 Hampshire Street
                   Cambridge, MA  02139-1548
                   Attn: President and Chief Executive Officer

With a copy to:    Jeffrey M. Wiesen, Esq.
                   Mintz, Levin, Cohn, Ferris,
                   Glovsky and Popeo, P.C.
                   One Financial Center
                   Boston, MA  02111

     Notices shall be deemed given as of the date received.


     17.2 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to the application of principles of conflicts of law. Any dispute concerning or action to enforce this Agreement shall be brought in Massachusetts.

     17.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

     17.4 HEADINGS. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     17.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

     17.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

     17.7 NO THIRD PARTY BENEFICIARIES. Except as set forth in Article 15 hereof, no third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.

     17.8 ASSIGNMENT AND SUCCESSORS. Neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other, which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     17.9 FORCE MAJEURE. Neither WATERS nor VARIAGENICS shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of WATERS or VARIAGENICS. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

     17.10 INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     17.11 INTEGRATION; SEVERABILITY. This Agreement (including the Exhibits and Schedules hereto) is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the parties with respect to same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

     17.12 FURTHER ASSURANCES. Each of VARIAGENICS and WATERS agrees to duly execute and deliver, or cause to be duly


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                         WATERS TECHNOLOGIES CORPORATION



                                         By:    /s/ Philip S. Taylor
                                                -------------------------------
                                         Title: Chief Financial Officer
                                                -------------------------------
                                         Date:  June 21, 2000
                                                -------------------------------


                                         VARIAGENICS, INC.



                                         By:    /s/ Taylor J Crouch
                                                -------------------------------
                                         Title:  Chief Executive Officer
                                                -------------------------------
                                         Date:  June 21, 2000
                                                -------------------------------

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                   SCHEDULE 1.15

                              NUCLEAVE-TM- REAGENTS


     1. [                   ].

     2. [                   ].

     3. [                   ].

     4. [                   ].

     5. [                   ].


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 1.19A

                            VARIAGENICS PATENT RIGHTS


U.S. patent application serial number 09-394,467 entitled "A Method for Analyzing Polynucleotides"

U.S. patent application serial number 09-394,457 entitled "A Method for Analyzing Polynucleotides"

U.S. patent application serial number 09-394,774 entitled "A Method for Analyzing Polynucleotides"


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 1.19B

                              WATERS PATENT RIGHTS


               United States Patent 5,882,521 "Water Wettable Chromatographic Media for Solid Phase Extraction"

               United States Patent 5,976,367 "Water Wettable Chromatographic Media for Solid Phase Extraction"


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 1.33A



               SPECIFICATIONS FOR WATERS PROPRIETARY DE-SALTING PLATE



               To determined by the ASC


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                    SCHEDULE 4.2



                         INITIAL NUCLEAVE-TM- KIT





     1. [                   ].

     2. [                   ].

     3. [                   ].

     4. [                   ].

     5. [                   ].

     6. [                   ].


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 5.1.1



                              VARIAGENICS LICENSES



                              [                   ].


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                SCHEDULE 5.2.1



                                 WATERS LICENSES

None


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 5.2.6



                                CERTAIN COMPANIES



[             ]

[             ]

[             ]

[             ]

[             ]



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                    SCHEDULE 6.4



                          CERTAIN CLINICAL LABORATORIES


[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]

[             ]



Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 9.3.2



                             VARIAGENICS TRADEMARKS



                  NuCleave-TM-

                  VARIAGENICS-TM-


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.

                                                                  SCHEDULE 9.3.3



                                WATERS TRADEMARKS



                  WATERS-TM-